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                                SECOND AMENDMENT


THIS SECOND AMENDMENT (this "Amendment") is made as of the 4th day of December, 2000 by and between Zenith Electronics Corporation, a Delaware corporation (the "Borrower") and LG Electronics Inc., a corporation organized under the laws of the Republic of Korea ("LGE").

WHEREAS,

1. The Borrower and LGE entered into that certain Credit Agreement dated as of November 9, 1999, and a First Amendment thereto dated as of June 1, 2000 (as so amended, the "Credit Agreement") pursuant to which LGE agreed to make available loans to the Borrower in an aggregate amount not exceeding $60,000,000;

2. The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Definitions. Except as otherwise specified herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement.

2. Amendments to the Credit Agreement. As of the date hereof, the parties hereby agree that the Credit Agreement shall be amended as follows:

     2.1 Section 5.9 Covenants Under Citicorp Credit Agreement, of the Credit Agreement shall be deleted and replaced with the following:

          "Section 5.9 Covenants Under Citicorp Credit Agreement. The Borrower covenants that it shall comply with all covenants set forth in Section 7.1, 7.2, 7.3, 7.7, 7.12 and 7.14 of the Citicorp Credit Agreement, as amended by that certain first amendment to the Citicorp Credit Agreement (the "Citicorp First Amendment") dated as of December 4, 2000 among the parties thereto and as in effect on the date of that certain second amendment to this Agreement (without giving effect thereafter to changes in such Citicorp Credit Agreement not consented to in writing by LGE for the purposes of this Agreement) and the Borrower covenants with LGE that such covenants and, to the extent that they apply to such covenants, the definitions and other definitional provisions set forth in such Citicorp Credit Agreement, as amended by the Citicorp First Amendment, together with all other sections of such Citicorp Credit Agreement, as amended by the Citicorp First Amendment, to which reference is made, are incorporated in this Agreement, as amended from time to time, by reference as though specifically set forth herein, and they
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          shall remain in full force and effect with respect to this Agreement, as amended from time to time, and the obligation of the Borrower to comply with the same shall continue notwithstanding the termination of such Citicorp Credit Agreement, as amended by the Citicorp First Amendment."

     2.2 Section 7.2 Minimum EBITDA, of the Credit Agreement shall be deleted and replaced with the following:

          "Section 7.2 Minimum EBITDA. The Borrower shall not permit for the fiscal quarter ended (a) September 30, 2000, EBITDA for the immediately preceding twelve (12) month period to be less than ($34,000,000), (b) December 31, 2000, EBITDA for the immediately preceding twelve (12) month period to be less than ($59,000,000), (c) March 31, 2001, EBITDA for the immediately preceding three (3) month period to be less than ($40,000,000), (d) June 30, 2001, EBITDA for the immediately preceding six (6) month period to be less than ($39,000,000), (e) September 30, 2001, EBITDA for the immediately preceding nine (9) month period to be less than ($33,000,000), and (f) December 31, 2001, and each fiscal quarter end thereafter, EBITDA for the immediately preceding twelve (12) month period to be less than the amount herein below specified for such period:

               Quarter End            Amount
               -----------            ------
               December 31, 2001      ($31,000,000)
               March 31, 2002         ($20,000,000)
               June 30, 2002          ($18,000,000)
               September 30, 2002     ($16,000,000)"

3. Consent. LGE hereby agrees to the execution and delivery by the Borrower of a first amendment to the Citicorp Credit Agreement, dated as of December 4, 2000 among the parties hereto.

4. Representations and Warranties. The Borrower hereby represents and warrants as follows:

     4.1 The Borrower has the corporate power and authority to enter into this Amendment.

     4.2 This Amendment has been duly authorized, validly executed and delivered by an authorized signatory of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

5.   Other Terms.

     5.1 All references in the Credit Agreement to "this Agreement" and such words as "herein" and "hereunder" shall be deemed to refer to the Credit Agreement as

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          amended by this Amendment. The term "Credit Agreement" and words such as "thereunder", "therein" and terms otherwise defined in the Loan Documents and all other instruments, agreements and documents executed pursuant to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     5.2 Except as expressly amended by this Amendment, all terms and conditions of the Credit Agreement and all other instruments, agreements and documents executed thereunder. or in connection therewith, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


                          [signature pages to follow]


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IN WITNESS WHEREOF, the parties hereto have caused each of their duly authorized representatives to execute this Amendment as of the date first written above.


ZENITH ELECTRONICS CORPORATION


By /s/ Hyon Ick Jo
Name: Hyon Ick Jo
Title: Senior Vice President and Chief Financial Officer



LG ELECTRONICS INC.


By /s/ Cha Hong (John) Koo
Name: Cha Hong (John) Koo
Title: Vice Chairman


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